EXHIBIT 4.13

B WARRANT

THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) PURSUANT TO REGISTRATION UNDER THE ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY THE COMPANY, WITH AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE REGISTERED HOLDER).

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
            TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Date of Issuance: ______________, 200_	Number of Shares: __
No. __

MARKET CENTRAL, INC. d/b/a SCIENTIGO, INC.

B Warrant

Market Central, Inc., d/b/a Scientigo, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that ________________________________, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, in whole or in part, at any time and from time to time on or after ______________, 200_ [12 months form the date of issuance] and on or before 5:00 p.m., Atlanta, Georgia time, on June 30, 2010, but not thereafter (the “Exercise Period”), _____________ shares of Common Stock, $.001 par value per share, of the Company (the “Common Stock”), at an exercise price of $1.00 per share. The shares purchasable upon exercise of this warrant (“Warrant”) and the exercise price per share are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

1.    Exercise.

(a) This Warrant may be exercised by the Registered Holder by surrendering this Warrant, along with the purchase form appended hereto as Exhibit A duly executed and completed by the Registered Holder or by the Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate by notice in writing to the Registered Holder, accompanied by cash or certified cashier’s check payable to the Company (or wire transfer of immediately available funds), in lawful money of the United States, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise (the “Aggregate Exercise Price”).

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) Within ten (10) days after the date of exercise of this Warrant, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2 hereof. Notwithstanding the foregoing, the Registered Holder shall be solely responsible for any income taxes payable and arising from the issuance or exercise of this Warrant, or any ad valorem property or intangible tax assessed against the Registered Holder.

(d) The Company shall use its best efforts to assist and cooperate with the Registered Holder to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

2.    Termination of Exercise Rights. The Registered Holder acknowledges that as of the date hereof, he is the holder of A Warrants to purchase __________ shares of Common Stock of the Company (the “A Warrants”). At such time, if ever, that the holder of the A Warrants exercises such A Warrants, in whole or in part, the number of shares of Common Stock that are issuable pursuant to this Warrant shall decrease by the number of shares of Common Stock issued to the holder of the A Warrants upon such exercise of the A Warrants. If the number of shares of Common Stock issued pursuant to the exercise of the A Warrants is equal to or greater than the total number of shares of Common Stock issuable pursuant to the exercise of this Warrant, this Warrant shall terminate and be of no further force or effect.
3.    Fractional Shares. No fractional shares will be issued upon the exercise of this Warrant.

4.    Requirements for Transfer.

(a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act or (ii) the Company first shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a corporation to a wholly owned subsidiary of such corporation or to a corporation owned by the same parent entity of such corporation, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that, as a condition to the Company effecting such transfer, the transferee in each case agrees in writing to be subject to the terms of this Section 3, or (ii) a transfer made in accordance with Rule 144 under the Act.

(c) Unless issued pursuant to an effective registration statement, each certificate representing Warrant Shares shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

(d) This Warrant shall not be transferable or otherwise assignable unless such transferee or assignee is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. Prior to any proposed transfer or assignment, the Registered Holder shall provide the Company with reasonable evidence of the accredited investor status of such transferee or assignee. Any purported transfer or assignment of the Warrant which does not comply with the terms of this provisions shall be null and void and of no legal effect.

5.    No Impairment. The Company will not, by amendment of its charter or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.   Reorganization, Reclassification, Consolidation, Merger or Sale, etc.

(i) If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its class of outstanding shares of the Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock issuable hereunder shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of its Common Stock, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock issuable hereunder shall be proportionately decreased, concurrently with the effectiveness of such event.

(ii) Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company’s assets to another person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provisions to insure that the Registered Holder will thereafter upon subsequent exercise of this Warrant have the right to acquire and receive such shares of stock, securities or assets as such Holder would have received in connection with such Organic Change if such holder had exercised this Warrant immediately prior to such Organic Change. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor Company (if other than the Company) resulting from consolidation or merger or the Company purchasing such assets assumes by written instrument the obligation to deliver to the Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

7.    Issuance Upon Exercise. All shares of Common Stock issuable upon exercise of this Warrant will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under any agreement between the Holder and the Company and under applicable state and federal securities laws, and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

8.    Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and loss, theft, destruction or mutilation of any certificate evidencing this Warrant and in the case of loss, theft or destruction, upon delivery of an unsecured indemnity agreement of the Registered Holder in form reasonably satisfactory to the Company or in the case of mutilation, upon surrender and cancellation of such certificate, the Company shall, at its expense execute and deliver in lieu of such certificate, a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

9.    Transfers, etc.

(a) The Company shall maintain a register at its principal executive office containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

(b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal executive office of the Company.

(c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes.

(d) The Company shall not close its books against the transfer of this Warrant or any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

10.   Mailing of Notices, etc. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

If to the Registered Holder:

__________________________
__________________________
__________________________
Fax:______________________
Attn: _____________________

If to the Company:

Market Central, Inc. d/b/a Scientigo, Inc.
Suite 205
6701 Carmel Road
Charlotte, NC 28266
Fax: (704) 540-5628
Attn: Chief Financial Officer

Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

11.    No Rights or Liabilities as Stockholder. Until the exercise of this Warrant, the Registered Holder shall be entitled to notice of all stockholders meetings as required to be made to all stockholders in accordance with the Company’s bylaws, but except as otherwise required by applicable law, shall not be entitled to vote on any matters submitted to the stockholders for a vote.

12.    Amendment or Waiver. No term of this Warrant may be amended or waived without the written consent of the Company and the Registered Holder.

13.    Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Registered Holder and its assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Registered Holder. The Registered Holder may assign this Warrant with the Company’s prior written consent.

14.    Remedies. In the event of a breach by the Company of any of its obligations under this Warrant, the Registered Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of its breach of any of the provisions of this Warrant and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

15.    Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

16.    Counterparts. This Warrant may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

17.    Severability.  The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Warrant, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

18.    Third Parties. Nothing in this Warrant, express or implied, is intended to confer upon any person other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Warrant.

19.    Governing Law. This Warrant and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

MARKET CENTRAL, INC. d/b/a SCIENTIGO, INC.

By:___________________________________
Name:
Title:

[Corporate Seal]

ATTEST:

_________________________

EXHIBIT A

B WARRANT

PURCHASE FORM

To:_________________	Dated:____________

The undersigned, pursuant to the provisions set forth in the attached B Warrant, hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such B Warrant.

The undersigned herewith makes payment of the full exercise price for such shares at the price per share provided for in such B Warrant, which is $________ in lawful money of the United States.

________________________________

By: ____________________________

________________________________
Name:
Title:

Address: _______________________
 _______________________

EXHIBIT B

B WARRANT

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached B Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_____________________

[___________________________]

_____________________________
Name:
Title:

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.